Exhibit 99.1

FOR IMMEDIATE RELEASE January 28, 2013	Contacts: Media: Kathy A. Schoettlin – (812) 465-7269 Executive Vice President – Communications Financial Community: Lynell J. Walton – (812) 464-1366 Senior Vice President – Investor Relations

Successful acquisitions and organic loan growth drive

strong 4th quarter earnings for Old National

4th QUARTER HIGHLIGHTS:

•	Earnings per share of $.23

•	Period end commercial loans (excluding covered loans) increase 3.3%

•	Total revenues increase 17.9%

•	Improvement in overall credit quality

2012 HIGHLIGHTS:

•	Full year net income increases 26% over 2011; highest net income since 2002

•	Net loan charge-off ratio decreases 65% from 2011 levels; lowest net charge-off ratio since 1999

•	Indiana Community acquisition closed September 15, 2012

•	Period end total loans (excluding covered loans and current acquisition) increase $284.3 million or 6.9%

Evansville, Ind. (January 28, 2013) – Today Old National Bancorp (NYSE: ONB) reported 4th quarter net income of $23.0 million, or $.23 per share. These 4th quarter results compare favorably to the net income of $19.7 million, or $.20 per share, that Old National reported in 3rd quarter 2012, and net income of $22.2 million, or $.23 per share, that Old National reported in 4th quarter 2011.

Net income for the 12 months ended December 31, 2012, was $91.7 million, or $.95 per share. These results represent a $19.2 million, or 26% increase, to full-year 2011 net income of $72.5 million and a 25% increase to full-year 2011 earnings per share of $.76.

As was announced in a press release dated January 24, 2013, Old National Bancorp’s Board of Directors declared an increase in its quarterly common stock dividend to $.10 per share on the Company’s outstanding shares. This new dividend level represents an 11.1% increase over the previous cash dividend level of $.09 per common share. This dividend is payable March 15, 2013, to shareholders of record on March 1, 2013. For purposes of broker trading, the ex-date of the cash dividend is February 27, 2013.

Bob Jones, Old National’s President and CEO stated, “I am extremely proud of the 2012 financial results for Old National. Producing the highest net income seen by the Company in a decade clearly demonstrates the success of our recent acquisitions and the importance of organic loan growth while maintaining a watchful eye on credit and expenses. Additionally, we closed on two of our branch sales on January 18 and anticipate the third sale closing later in the 1st quarter of this year. With the hard work of our dedicated associates producing these strong results, as well as the recently announced pending purchase of 24 branches from Bank of America, we’re certainly starting off 2013 with positive momentum.”

Committed to our Strategic Imperatives

Old National’s strong performance can be attributed to our unwavering commitment to the following strategic imperatives:

1.	Strengthen the risk profile.

2.	Enhance management discipline.

3.	Achieve consistent quality earnings.

1. STRENGTHEN THE RISK PROFILE

Credit Quality

Old National reported provision expense in the 4th quarter of 2012 of $2.2 million, compared to $.4 million in the 3rd quarter of 2012 and the $1.0 million in the 4th quarter of 2011. For the full year 2012, Old National reported $5.0 million of provision for loan losses compared to $7.5 million in 2011. Old National’s net charge-offs for 4th quarter 2012 were $2.2 million, or .17% of total loans, compared to $.4 million, or .03% of total loans in 3rd quarter 2012 and $8.5 million, or .71% of total loans, in 4th quarter 2011. For the full year 2012, Old National reported net charge-offs of $8.3 million, or .17% of total loans, compared to $21.7 million, or .49% of total loans, in 2011.

Excluding covered loans, provision expense for the 4th quarter of 2012 was $1.8 million, compared to ($.3) million in 3rd quarter 2012 and $.1 million in 4th quarter 2011. Old National’s net charge-offs for the 4th quarter, excluding covered loans, were $3.2 million, compared to ($.4) million reported in 3rd quarter 2012 and significantly lower than the $8.2 million in net charge-offs reported in 4th quarter 2011. Excluding covered loans, for the full year 2012, Old National reported provision expense of ($1.0) million compared to $6.5 million in 2011. Additionally, net loan charge-offs for the full year 2012 fell to .16%—a substantial decrease from Old National’s full year 2011 mark of .53%.

Excluding covered loans, Old National’s allowance for loan losses at December 31, 2012, was $49.0 million, or 1.02% of total loans, compared to an allowance of $50.4 million, or 1.05% of total loans at September 30, 2012, and $57.1 million, or 1.38% of total loans, at December 31, 2011. Excluding covered loans, the coverage of allowance to non-performing loans stood at 31% at December 31, 2012, compared to 29% at September 30, 2012.

“2012 was a year of notable improvement in our credit quality ratios, with the most recent quarter exhibiting meaningful progress,” stated Daryl Moore, Old National’s Chief Credit Officer. “We’ve not only experienced solid performance in our core portfolio, but we have made notable progress in working through the loan portfolio of our recent acquisitions. As is typical, we anticipate some variability of the portfolio during 2013. We will continue to closely monitor borrower’s financial statements and the potential changes of individual loans.”

The following table presents certain credit quality metrics related to Old National’s loan portfolio:

($ in millions)	2009	2010	2011	2012	3Q12	3Q12*	4Q12	4Q12*
Non-Performing Loans(NPLs)	$67.0	$70.9	$299.5	$263.5	$295.7	$172.0	$263.5	$159.5
Problem Loans (Including NPLs)	$157.1	$174.3	$404.3	$355.4	$408.7	$260.0	$355.4	$233.4
Special Mention Loans	$103.5	$84.0	$103.2	$122.6	$149.6	$135.3	$122.6	$113.3
Net Charge-Off Ratio	1.40%	.75%	.49%	.16%	.03%	(.03%)	.17%	.26%
Provision for Loan Losses	$63.3	$30.8	$7.5	$5.0	$.4	($.3)	$2.2	$1.8

*	Excludes covered loans.

2. ENHANCE MANAGEMENT DISCIPLINE

Expense Management

Old National reported total noninterest expenses of $99.4 million for the 4th quarter of 2012, compared to $89.0 million in the 3rd quarter of 2012 and $93.7 million for the 4th quarter of 2011. Noninterest expenses for the 4th quarter of 2012 included $3.7 million of Indiana Community-related expenses (of which $2.0 million were integration and conversion charges), $2.6 million in branch optimization expense, $1.9 million for the extinguishment of debt and a $1.0 million contribution to the ONB Foundation. Noninterest expenses for the 3rd quarter of 2012 included $5.5 million of Indiana Community-related expenses – of which $4.9 million were integration and conversion charges, and $.8 million in branch optimization expense.

Capital Management

Old National’s capital position remained well above industry requirements at December 31, 2012, with regulatory tier 1 and total risk-based capital ratios of 13.7% and 14.8%, respectively, compared to 12.9% and 14.1% at September 30, 2012, and 13.5% and 15.0% at December 31, 2011. This strong capital position allowed the company to be active during the quarter in the board-authorized buyback program, as Old National repurchased 250,000 shares in the open market during the quarter.

The ratio of tangible common equity to tangible assets stood at 9.01% at December 31, 2012, compared to 9.05% at September 30, 2012, and 8.97% at December 31, 2011. Refer to Table 1 for Non-GAAP reconciliations.

	Well Capitalized	ONB at December 31, 2012
Tier 1 Risk-Based Capital Ratio	> 6%	13.7%
Total Risk-Based Capital Ratio	> 10%	14.8%
Tier 1 Leverage Capital Ratio	> 5%	8.6%

3. ACHIEVE CONSISTENT QUALITY EARNINGS

Balance Sheet and Net Interest Margin

At December 31, 2012, Old National’s total loans stood at $5.209 billion compared to $5.253 billion at September 30, 2012. Excluding covered loans, Old National’s total loan portfolio grew $32.6 million, to $4.837 billion at December 31, 2012, from $4.804 billion at September 30, 2012. Contributing to this increase in organic loan growth was a $48.2 million increase in residential real estate loans and a $42.9 million increase in commercial loans which more than offset the declines in commercial real estate and consumer loans. For the 4th quarter 2012, average total loans were $5.227 billion, a $398.9 million increase from the $4.828 billion for the 3rd quarter 2012, and primarily due to the acquisition of Indiana Community Bancorp, which closed on September 15, 2012.

Total investments, including money market accounts, increased $189.0 million to $2.990 billion at December 31, 2012, from $2.801 billion at September 30, 2012. Average total investments increased $122.0 million to $2.866 billion at December 31, 2012, from $2.744 billion at September 30, 2012. The increase in average balances is primarily attributable to the acquisition of Indiana Community. Securities gains for the 4th quarter (net of $.3 million of other-than-temporary impairment) totaled $4.2 million, compared to 3rd quarter securities gains of $2.7 million (net of $.2 million of other-than-temporary impairment).

Total core deposits, including demand and interest-bearing deposits, grew organically during the quarter and stood at $7.279 billion at December 31, 2012, an increase of $60.7 million over the September 30, 2012, balance of $7.218 billion. On average, total core deposits increased to $7.187 billion during 4th quarter 2012 compared to $6.679 billion during 3rd quarter 2012. The increase in average balances was primarily attributable to the acquisition of Indiana Community.

For 4th quarter 2012, Old National reported net interest income of $84.4 million compared to $74.1 million in 3rd quarter 2012, and $76.6 million for 4th quarter 2011. Included in 4th quarter 2012 net interest income is $5.8 million associated with the Indiana Community acquisition, $2.1 million associated with the Monroe acquisition, and $11.2 million associated with the Integra acquisition, related to the accretion of purchase accounting discounts. Included in 3rd quarter 2012 net interest income is $.3 million associated with the Indiana Community acquisition, $2.2 million associated with the Monroe acquisition, and $9.1 million associated with the Integra acquisition, related to the accretion of purchase accounting discounts.

Net interest income on a fully taxable equivalent basis was $87.9 million for 4th quarter 2012 and represented a net interest margin on total average earning assets of 4.34%. This compares favorably to net interest income on a fully taxable equivalent basis of $77.5 million and a margin of 4.09% in 3rd quarter 2012 and net interest income on a fully taxable equivalent basis of $79.6 million and a margin of 4.20% for 4th quarter 2011. Included in 4th quarter 2012 net interest margin is 29 basis points associated with the Indiana Community acquisition, 10 basis points associated with the Monroe acquisition and 55 basis points associated with the Integra acquisition, related to the accretion of purchase accounting discounts. Included in 3rd quarter 2012 net interest margin is 2 basis points associated with the Indiana Community acquisition, 12 basis points associated with the Monroe acquisition and 48 basis points associated with the Integra acquisition, related to the accretion of purchase accounting discounts. Refer to Tables A and B for Non-GAAP taxable equivalent reconciliations.

For the full year 2012, net interest income on a fully taxable equivalent basis was $321.9 million and represented a net interest margin on total average earning assets of 4.23%. This compares favorably to net interest income on a fully taxable equivalent basis of $284.7 million and a margin of 3.87% for 2011. Included in 2012’s and 2011’s net interest margins is $57.5 million and $36.9 million, respectively, associated with the various acquisitions related to the accretion of purchase account discounts. Refer to Table C for Non-GAAP taxable equivalent reconciliations.

Fees, Service Charges and Other Revenue

For 4th quarter 2012 total fees, service charges and other revenue were $46.9 million compared to $38.0 million in 3rd quarter 2012 and $46.1 million in 4th quarter 2011. The 4th quarter of 2012 included a benefit of $.7 million from the change in indemnification asset relating to the acquisition of Integra Bank, compared to a reduction of $4.9 million in 3rd quarter 2012 and a reduction of $.1 million in 4th quarter 2011. The Indiana Community acquisition contributed an additional $1.8 million in fees, service charges and other revenue during the current quarter.

About Old National

Old National Bancorp (NYSE: ONB) is the largest financial services holding company headquartered in Indiana and, with $9.5 billion in assets, ranks among the top 100 banking companies in the U.S. Since its founding in Evansville in 1834, Old National has focused on community banking by building long-term, highly valued partnerships with clients in its primary footprint of Indiana, Illinois and Kentucky. In addition to providing extensive services in retail and commercial banking, wealth management, investments and brokerage, Old National also owns Old National Insurance, one of the 100 largest brokers in the U.S. For more information and financial data, please visit Investor Relations at oldnational.com.

Conference Call

Old National will hold a conference call at 10:00 a.m. CT on Monday, January 28, 2013, to discuss 4th quarter 2012 financial results, strategic developments, and the Company’s financial outlook. The live audio web cast of the call, along with the corresponding presentation slides, will be available on the Company’s Investor Relations web page at oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 1:00 p.m. CT on January 28 through February 11. To access the replay, dial 1-855-859-2056, conference code 85748760.

Use of Non-GAAP Financial Measures

This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Old National’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this release or the Quarterly Financial Trends supplement to this earnings release, which can be found on Investor Relations at oldnational.com.

Table 1: Non-GAAP Reconciliation-Tangible Equity to Tangible Assets

(end of period balances—$ in millions)	September 30, 2012	December 31, 2012
Total Shareholders’ Equity	$1,186.8	$1,194.6
Deduct: Goodwill and Intangible Assets	(371.2)	(368.0)
Tangible Shareholders’ Equity	$815.6	$826.5
Total Assets	$9,383.0	$9,543.6
Add: Trust Overdrafts	1.7	.1
Deduct: Goodwill and Intangible Assets	(371.2)	(368.0)
Tangible Assets	$9,013.6	$9,175.7
Tangible Equity to Tangible Assets	9.05%	9.01%

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National’s financial condition, results of operations, asset and credit quality trends and profitability. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to; market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s business, competition, government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations), ability of Old National to execute its business plan (including its pending branch transaction with Bank of America) and satisfy the items addressed in Old National’s Consent Order with the Office of the Comptroller of the Currency, changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits, failure or circumvention of Old National’s internal controls, failure or disruption of our information systems, failure to adhere to or significant changes in accounting, tax or regulatory practices or requirements, new legal obligations or liabilities or unfavorable resolutions of litigations, other matters discussed in this press release and other factors identified in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this press release, and Old National undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

OLD NATIONAL BANCORP

Financial Highlights (Table A)

	Three-Months Ended
($ in thousands except per-share data) (FTE) Fully taxable equivalent basis.	Dec. 31, 2012	Sept. 30, 2012	Change	% Change
Income Data:
Net Interest Income	$84,361	$74,150	$10,211	13.8%
Taxable Equivalent Adjustment	3,545	3,340	205	6.1
Net Interest Income (FTE)	87,906	77,490	10,416	13.4
Fees, Service Charges and Other Revenues	46,883	37,966	8,917	23.5
Securities Gains (Losses) (a)	4,228	2,675	1,553	58.1
Derivative Gains (Losses)	163	226	(63)	(27.9)
Total Revenue (FTE)	139,180	118,357	20,823	17.6
Provision for Loan Losses	2,181	400	1,781	N/M
Noninterest Expense	99,425	89,019	10,406	11.7
Income before Taxes	37,574	28,938	8,636	29.8
Provision for Taxes (FTE)	14,565	9,201	5,364	58.3
Net Income	23,009	19,737	3,272	16.6

Per Common Share Data: (Diluted) (b)
Net Income Attributable to Common Shareholders	.23	.20	.03	15.0
Average Diluted Shares Outstanding	101,550	96,125	5,425	5.6
Book Value	11.81	11.70	.11	.9
Stock Price	11.87	13.61	(1.74)	(12.8)

Performance Ratios:
Return on Average Assets	.98%	.91%	.07%	7.7
Return on Average Common Equity (c)	7.73	7.17	.56	7.8
Net Interest Margin (FTE)	4.34	4.09	.25	6.1
Other Expense to Revenue (Efficiency Ratio) (d)	72.15	75.26	(3.11)	(4.1)
Net Charge-offs to Average Loans (e)	.26	(.03)	.29	N/M
Reserve for Loan Losses to Ending Loans (e)	1.02	1.05	(.03)	(2.9)
Non-Performing Loans to Ending Loans (e)	3.31	3.59	(.28)	(7.8)

Balance Sheet:
Average Assets	$9,390,323	$8,715,272	$675,051	7.7
End of Period Balances:
Assets	9,543,623	9,383,044	160,579	1.7
Investments	2,944,636	2,764,280	180,356	6.5
Money Market Investments (f)	45,784	37,043	8,741	23.6
Commercial Loans and Leases	1,392,459	1,363,516	28,943	2.1
Commercial Real Estate Loans	1,438,709	1,528,167	(89,458)	(5.9)
Consumer Loans	1,004,827	1,034,418	(29.591)	(2.9)
Residential Real Estate Loans	1,360,599	1,317,065	43,534	3.3
Residential Real Estate Loans Held for Sale	12,591	9,911	2,680	27.0
Earning Assets	8,199,605	8,054,400	145,205	1.8
Core Deposits (Excluding Brokered CDs)	7,278,873	7,218,249	60,624	.8
Borrowed Funds (Including Brokered CDs)	827,388	743,690	83,698	11.3
Common Shareholders’ Equity	1,194,565	1,186,764	7,801	.7

(a)	Includes $336 and $202, respectively, for other-than-temporary impairment in 4th and 3rd quarters 2012.
(b)	Assumes conversion of stock options and restricted stock.
(c)	Based on average common shareholders’ equity of $1,190,730 and $1,101,795, respectively, for December 31, 2012 and September 30, 2012.
(d)	Noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from securities transactions.
(e)	Excludes residential loans held for sale and covered loans.
(f)	Includes money market investments and Federal Reserve interest earning accounts.

N/M = Not meaningful.

OLD NATIONAL BANCORP

Financial Highlights (Table B)

	Three-Months Ended
($ in thousands except per-share data) (FTE) Fully taxable equivalent basis.	Dec. 31, 2012	Dec. 31, 2011	Change	% Change
Income Data:
Net Interest Income	$84,361	$76,595	$7,766	10.1%
Taxable Equivalent Adjustment	3,545	2,979	566	19.0
Net Interest Income (FTE)	87,906	79,574	8,332	10.5
Fees, Service Charges and Other Revenues	46,883	46,120	763	1.7
Securities Gains (Losses) (a)	4,228	2,755	1,473	53.5
Derivative Gains (Losses)	163	272	(109)	(40.1)
Total Revenue (FTE)	139,180	128,721	10,459	8.1
Provision for Loan Losses	2,181	1,036	1,145	110.5
Noninterest Expense	99,425	93,680	5,745	6.1
Income before Taxes	37,574	34,005	3,569	10.5
Provision for Taxes (FTE)	14,565	11,791	2,774	23.5
Net Income	23,009	22,214	795	3.6

Per Common Share Data: (Diluted) (b)
Net Income Attributable to Common Shareholders	.23	.23	—	—
Average Diluted Shares Outstanding	101,550	94,866	6,684	7.0
Book Value	11.81	10.92	.89	8.2
Stock Price	11.87	11.65	.22	1.9

Performance Ratios:
Return on Average Assets	.98%	1.01%	(.03)%	(3.0)
Return on Average Common Equity (c)	7.73	8.64	(.91)	(10.5)
Net Interest Margin (FTE)	4.34	4.20	.14	3.3
Other Expense to Revenue (Efficiency Ratio) (d)	72.15	72.02	.13	.2
Net Charge-offs to Average Loans (e)	.26	.80	(.54)	(67.5)
Reserve for Loan Losses to Ending Loans (e)	1.02	1.38	(.36)	(26.1)
Non-Performing Loans to Ending Loans (e)	3.31	2.82	.49	17.4

Balance Sheet:
Average Assets	$9,390,323	$8,759,154	$631,169	7.2
End of Period Balances:
Assets	9,543,623	8,609,683	933,940	10.8
Investments	2,944,636	2,589,517	355,119	13.7
Money Market Investments (f)	45,784	31,246	14,538	46.5
Commercial Loans and Leases	1,392,459	1,341,409	51,050	3.8
Commercial Real Estate Loans	1,438,709	1,393,304	45,405	3.3
Consumer Loans	1,004,827	990,061	14,766	1.5
Residential Real Estate Loans	1,360,599	1,042,429	318,170	30.5
Residential Real Estate Loans Held for Sale	12,591	4,528	8,063	N/M
Earning Assets	8,199,605	7,392,494	807,111	10.9
Core Deposits (Excluding Brokered CDs)	7,278,873	6,589,813	689,060	10.5
Borrowed Funds (Including Brokered CDs)	827,388	737,373	90,015	12.2
Common Shareholders’ Equity	1,194,565	1,033,556	161,009	15.6

(a)	Includes $336 and $910, respectively, for other-than-temporary impairment in 4th quarter 2012 and 4th quarter 2011.
(b)	Assumes conversion of stock options and restricted stock.
(c)	Based on average common shareholders’ equity of $1,190,730 and $1,028,564 respectively, for 2012 and 2011.
(d)	Noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from securities transactions.
(e)	Excludes residential loans held for sale and covered loans.
(f)	Includes money market investments and Federal Reserve interest earning accounts.

N/M = Not meaningful.

OLD NATIONAL BANCORP

Financial Highlights (Table C)

	Twelve-Months Ended
($ in thousands except per-share data) (FTE) Fully taxable equivalent basis.	Dec. 31, 2012	Dec. 31, 2011	Change	% Change
Income Data:
Net Interest Income	$308,757	$272,873	$35,884	13.2%
Taxable Equivalent Adjustment	13,188	11,821	1,367	11.6
Net Interest Income (FTE)	321,945	284,694	37,251	13.1
Fees, Service Charges and Other Revenues	175,358	174,627	731	.4
Securities Gains (Losses) (a)	13,638	7,282	6,356	87.3
Derivative Gains (Losses)	820	974	(154)	(15.8)
Total Revenue (FTE)	511,761	467,577	44,184	9.4
Provision for Loan Losses	5,030	7,473	(2,443)	(32.7)
Noninterest Expense	365,758	348,521	17,237	4.9
Income before Taxes	140,973	111,583	29,390	26.3
Provision for Taxes (FTE)	49,298	39,123	10,175	26.0
Net Income	91,675	72,460	19,215	26.5

Per Common Share Data: (Diluted) (b)
Net Income Attributable to Common Shareholders	.95	.76	.19	25.0
Average Diluted Shares Outstanding	96,833	94,772	2,061	2.2
Book Value	11.81	10.92	.89	8.2
Stock Price	11.87	11.65	.22	1.9

Performance Ratios:
Return on Average Assets	1.04%	.86%	.18%	20.9
Return on Average Common Equity (c)	8.34	7.24	1.10	15.2
Net Interest Margin (FTE)	4.23	3.87	.36	9.3
Other Expense to Revenue (Efficiency Ratio) (d)	71.83	73.80	(1.97)	(2.7)
Net Charge-offs to Average Loans (e)	.16	.53	(.37)	(69.8)
Reserve for Loan Losses to Ending Loans (e)	1.02	1.38	(.36)	(26.1)
Non-Performing Loans to Ending Loans (e)	3.31	2.82	.49	17.4

Balance Sheet:
Average Assets	$8,800,550	$8,384,673	$415,877	5.0
End of Period Balances:
Assets	9,543,623	8,609,683	933,940	10.8
Investments	2,944,636	2,589,517	355,119	13.7
Money Market Investments (f)	45,784	31,246	14,538	46.5
Commercial Loans and Leases	1,392,459	1,341,409	51,050	3.8
Commercial Real Estate Loans	1,438,709	1,393,304	45,405	3.3
Consumer Loans	1,004,827	990,061	14,766	1.5
Residential Real Estate Loans	1,360,599	1,042,429	318,170	30.5
Residential Real Estate Loans Held for Sale	12,591	4,528	8,063	N/M
Earning Assets	8,199,605	7,392,494	807,111	10.9
Core Deposits (Excluding Brokered CDs)	7,278,873	6,589,813	689,060	10.5
Borrowed Funds (Including Brokered CDs)	827,388	737,373	90,015	12.2
Common Shareholders’ Equity	1,194,565	1,033,556	161,009	15.6

(a)	Includes $1,414 and $1,409, respectively, for other-than-temporary impairment in 2012 and 2011.
(b)	Assumes conversion of stock options and restricted stock.
(c)	Based on average common shareholders’ equity of $1,098,960 and $1,001,189, respectively, for 2012 and 2011.
(d)	Noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from securities transactions.
(e)	Excludes residential loans held for sale and covered loans.
(f)	Includes money market investments and Federal Reserve interest earning accounts.

N/M = Not meaningful.